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                                                                    EXHIBIT 99.1


                            [PORTER & HEDGES, L.L.P. LETTERHEAD]



                                 March 31, 2000




Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042

     Re: Opinion as to legality of 13,000,000 shares of common stock to be issued pursuant to the Underwriting Agreement

Ladies and Gentlemen:

         We have acted as counsel to Grey Wolf, Inc., a Texas corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission of a registration statement on Form S-3, No. 333-86949 (the "Registration Statement"), and a related prospectus supplement (the "Prospectus Supplement") under the Securities Act of 1933, as amended. The Prospectus Supplement relates to the issuance of 13,000,000 shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock"), pursuant to an Underwriting Agreement (the "Agreement") dated as of March 30, 2000, between the Company and Johnson Rice & Company, L.L.C., for the purpose of sale to the public.

         We have examined the Agreement and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares to be issued pursuant to the Agreement have been duly authorized, and upon issuance and delivery as described in the Prospectus Supplement, will be validly issued, fully paid, and nonassessable shares of Common Stock of the Company.



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Grey Wolf, Inc.
March 31, 2000
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         We consent to the reference to our firm under the caption "Legal
Matters" in Registration Statement No. 333-86949 and the related prospectus and the Prospectus Supplement relating to the Shares.


                                       Very truly yours,

                                       /s/ PORTER & HEDGES, L.L.P.

                                       PORTER & HEDGES, L.L.P.